UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

House of BODS Fitness, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	90-0620286
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5417 Napoli Cove, Lake Mary, FL	32746
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-190667

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

Item 1. Description of Registrant’s Securities to be Registered

The description of securities contained in House of BODS Fitness, Inc.'s  Registration Statement on Form S-1 filed with the  Securities and Exchange Commission on December 3, 2014 (File No. 333-190667), declared effective on December 17, 2014, is incorporated by reference into this registration statement on Form 8A.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

3.1	Articles of Incorporation (1) (3)
3.2	By-Laws (1) (3)
4.1	Form of Specimen Stock Certificate (1) (3)
5.1	Legal Opinion of Rodriguez & Associates, with consent to use (3) (4)
10.1	BODS...Transcending Membership Agreement (1)
10.2	Share Exchange Agreement (1) (3)
10.3	House of BODS Fitness, Inc. Business Plan (2) (3)
10.4	House of BODS Form of Subscription Agreement (2) (3)
10.5	Rank Executive Website Contract (4)
23.1	Consent of Auditor (July 18, 2014/November 4, 2014) (3) (5)
23.2	Consent of Rodriguez & Associates (included in Exhibit 5.1) (2) (5)

(1)	Previously included in our Form S-1 Registration Statement filed with the Securities & Exchange Commission on August 16, 2013.
(2)	Previously included in Amendment Number 1 to our Form S-1 Registration Statement filed with the Securities & Exchange Commission on February 27, 2014.
(3)	Previously included in Amendment Number 2 to our Form S-1 Registration Statement filed with the Securities & Exchange Commission on July 23, 2014.
(4)	Previously included in Amendment Number 3 to our Form S-1 Registration Statement filed with the Securities & Exchange Commission October 7, 2014.
(5)	Previously included in Amendment Number 4 to our Form S-1 Registration Statement filed with the Securities & Exchange Commission December 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

House of BODS Fitness, Inc.

Date:	March 9, 2015	By:	/s/ Tammy Skalko
		Name:	Tammy Skalko
		Title:	Chief Executive Officer, President, Director